Exhibit 10.1

[***]   —   Certain information in this exhibit have been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT
TO
AMENDED AND RESTATED
BOVINE VACCINE DISTRIBUTION AGREEMENT

           This First Amendment (“Amendment”) is entered into as of the 20th day of September, 2004 (“Effective Date”) by and between DIAMOND ANIMAL HEALTH, INC., an Iowa corporation with offices at 2538 Southeast 43rd Street, Des Moines, Iowa 50317 (“Diamond”) and AGRI LABORATORIES, LTD., a Delaware corporation, with offices at 20927 State Route K, St. Joseph, Missouri 64505 (“Distributor”) as an amendment to that certain Amended and Restated Bovine Vaccine Distribution Agreement dated as of September 30, 2002 between Diamond and Distributor (the “Distribution Agreement”).

           WHEREAS, Diamond and Distributor are parties to the Distribution Agreement providing for the distribution of certain bovine antigens; and

           WHEREAS, Distributor desires to make a prepayment to Diamond towards the purchase of Products and/or Initial Products for the Contract Year 2005, subject to the terms and conditions of this Amendment; and

           WHEREAS, Distributor has requested and Diamond has agreed to assist in the development of a veterinary biological product based on [ *** ] by entering into a separate Research, Development and License Agreement; and

           WHEREAS, Distributor has requested that Diamond extend the date on which exclusivity will expire under the Distributor Agreement if Distributor fails to meet the Minimum Qualified Revenue or the Minimum Initial Product Revenue for Contract Year 2004, subject to the terms and conditions of this Amendment.

           NOW, THEREFORE, the parties agree as follows:

           1.     Definitions. Capitalized terms used herein shall have the meanings ascribed to them in the Distribution Agreement, unless otherwise defined herein.

           2.     Prepayment. On or before September 21, 2004, Distributor shall prepay to Diamond [ *** ], to be credited towards Distributor’s purchase of Products in Contract Year 2005, payable by (i) check payable to Diamond in immediately available funds or (ii) wire transfer per Diamond’s instructions (the “Prepayment”). In consideration of the Prepayment, Distributor shall be entitled to purchase Products in Contract Year 2005 with an aggregate list price of [ *** ].

           3.     Extension of Exclusivity. Subject to Distributor’s compliance with Section 2 of this Amendment, in the event that Distributor fails to meet the Minimum Qualified Revenue or the Minimum Initial Product Revenue for Contract Year 2004 and elects not to make the Additional Payment or the Additional Initial Product Payment required to maintain exclusivity pursuant to Section 1.04(ii) of the Distribution Agreement, respectively, by January 15, 2005, then notwithstanding any provision of Section 1.04 of the Distribution Agreement to the contrary, Distributor’s exclusivity rights under Section 1.02 of the Distribution Agreement shall terminate on June 30, 2005, rather than January 15, 2005.

           4.     Effect of Amendment. This Amendment is hereby incorporated by reference into the Distribution Agreement as if fully set forth therein, and the Distribution Agreement as amended by this Amendment shall continue in full force and effect following execution and delivery hereof. In the event of any conflict between the terms and conditions of the Distribution Agreement and this Amendment, the terms and conditions of this Amendment shall control.

           IN WITNESS WHEREOF, the parties have caused this First Amendment be executed by their duly authorized representatives as of the date first written above.

                                 DIAMOND ANIMAL HEALTH, INC.

By: /s/ Jason Napolitano Its: Chief Financial Officer

                      AGRI LABORATORIES, LTD.

By: /s/ Steve Schram Its: CEO/President